EX 26 (h) i. g. g1.

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of May 1, 2006 by and among, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MML BAY STATE LIFE INSURANCE COMPANY, and C.M. LIFE INSURANCE COMPANY, PANORAMA SERIES FUND, INC., and OPPENHEIMERFUNDS, INC. is amended on January 2, 2009 as follows:

Article IV. 4.5 is amended as follows:

In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 2 or an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Accounts. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios. Any amendments, changes or assignments are subject to the prior approval of the State of Connecticut Insurance Department.

Article VI. 6.1 is amended as follows:

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

Article VI is amended to add the following provision:

6.3 Any amendments, changes or assignments are subject to the prior approval of the State of Connecticut Insurance Department.

Article VII is amended to add the following provision:

7.3 Notwithstanding the foregoing, this Agreement will automatically renew on a yearly basis, unless a party gives 90 day written notice of non-renewal.

Schedules 1 of the Agreement are hereby deleted in its entirety and replaced with Schedules 1 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 3 , 2008.

PANORAMA SERIES FUND, INC.		OPPENHEIMERFUNDS, INC.

By:	/s/ Brian W. Wixted	By:	/s/ Brian W. Wixted
Print Name	Brian W. Wixted	Print Name	Brian W. Wixted
Title:	Treasurer	Title:	Sr. Vice President
Date:	2-24-09	Date:	2-24-09

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Jo-Anne Rankin	By:	/s/ Jo-Anne Rankin
Print Name	Jo-Anne Rankin	Print Name	Jo-Anne Rankin
Title:	Vice President	Title:	Vice President
Date:	2/12/09	Date:	2/12/09

C.M. LIFE INSURANCE COMPANY

By:	/s/ Jo-Anne Rankin
Print Name:	Jo-Anne Rankin
Title:	Vice President
Date:	2/12/09

Panorama Participation Agreement Amendment No. 1

SCHEDULE 1

Separate Accounts

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Connecticut Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Annuity Separate Account V

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

MassMutual Variable Annuity Separate Account 3

MassMutual Variable Annuity Separate Account 2

Panorama Separate Account

Panorama Plus Separate Account

Contracts

Variable Annuities	Variable Life
MassMutual RetireEase Select	MassMutual/ Blue Chip Variable Universal Life
MassMutual Evolution	MassMutual/Survivorship Variable Universal Life
MassMutual Transitions Select	C.M. Life/Survivorship Variable Universal Life
MassMutual Artistry	MassMutual/Survivorship Variable Universal Life II
MassMutual Transitions	C.M. Life/Survivorship Variable Universal Life II
Panorama Passage	MassMutual/Variable Universal Life
Panorama Premier	C.M. Life/Variable Universal Life
Panorama	MassMutual/Variable Universal Life II
Panorama Plus	MassMutual/Variable Universal Life III
MassMutual/VUL GuardSM
MassMutual/Survivorship VUL GuardSM
MassMutual/Strategic Variable Life® (SL9)
MassMutual/Strategic Life® Prestige (SL14)
MassMutual/Strategic Variable Life® Plus (SL10)
MassMutual/Strategic Group Variable Universal Life®
C.M. Life/Executive Benefit Variable Universal LifeSM

Panorama, Participation Agreement Amendment No. 1